                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [ ]

     Filed by a Party other than the Registrant [X]

     Check the appropriate box:

     [X] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
                           Winland Electronics, Inc.
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                (Name of Registrant as Specified In Its Charter)
   Dyna Technology, Inc., and the Winland Shareholders' Protective Committee, consisting of Ralph I. Call, Steven A. Fraley, Paul R. Holzhueter, James J.
            Kamp, Thompson H. Davis, Robert L. Ring, Gerald E. Brown
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     [X] No fee required

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

                          PRELIMINARY PROXY STATEMENT

                             DYNA TECHNOLOGY, INC.
                            225 SOUTH CORDOVA AVENUE
                               LECENTER, MN 56057

                                 July   , 2001

                   IMPORTANT NOTICE AFFECTING YOUR INVESTMENT
                       IN WINLAND ELECTRONICS, INC. STOCK

Dear Fellow Shareholder:

     Through my company, Dyna Technology, Inc. ("Dyna Technology"), I am an investor in Winland Electronics, Inc. ("Winland" or the "Company"). Together with my wife, Nola D. Call, I control the dispositive and voting power of the Winland stock that Dyna Technology owns. I am writing this letter and furnishing these proxy materials as the chairman of a committee that has been formed called the Winland Shareholders' Protective Committee (the "Shareholders' Protective Committee" or the "Committee") to solicit the shareholders of Winland to replace its current Board of Directors (the "Board").

     Until now, I had no interest in the Company other than as an investor. I have never before attempted to oust management of or in any way take over a public company. The reason I feel compelled to appeal to you, my fellow shareholders is because I am tired of watching the value of the investment Dyna Technology made in the Company deteriorate while management continues to reap the rewards of running a public company.

     In the opinion of the Shareholders' Protective Committee, there are many deep-seated problems at Winland. In our opinion, the management of the Company is entrenched and shareholder representation on the Board of Directors is ineffective. Many of Winland's problems are based on years of dominance of the board by W. Kirk Hankins. In its years as a public company, Winland has never operated as a public company should, which is to enhance shareholder value. In the opinion of the Shareholders' Protective Committee, had management and the Board of Directors initiated cost control measures in the face of declining sales, shareholder equity would have been preserved. All Winland shareholders have watched their investments shrivel, as management have written themselves contracts which, in the opinion of the Shareholders' Protective Committee, are excessive when measured against stock performance. Management continues to enjoy ever increasing salaries, perks, options and benefits. An investor in Winland who participated in the secondary offering six years ago has watched his or her dollar shrink to 34 cents. There has never been a dividend paid. We believe that with proper management, shareholder dollars should have grown into more dollars. Management has instead chosen to spend the Company's past profitability on salaries and has instead turned those dollars have turned into pennies.

     - Like you, I invested in Winland believing a story and concept for the Company that I still believe is viable.

     - Like you, I have waited patiently for my investment to pay off, listening to and believing in management's ability and vision to make the Company realize its potential.

     - Like you, I have watched the value of my investment continue to deteriorate while management makes no progress in turning the Company around.

     I cannot and will not make lofty promises or guaranties for the Company's success. I can guaranty, however, that I, along with the other nominees on the Shareholders' Protective Committee, will work as hard as we can to achieve a turn around of this Company and help you to realize the value of your investment. To that end, we are going to commit to achieving results for you within two years, or we will not continue to stand for election to the Board. We intend to establish specific parameters for you to measure our performance once our slate of directors has been elected. You will have the right to enforce all of our promises annually with your shareholder vote.

     What follows on the succeeding pages is our proxy materials. Combined with what you have received from management of the Company, there is a lot to read. You are going to learn about all of the measures which management has undertaken to prevent the Shareholders' Protective Committee from being heard and to increase the cost of this solicitation, in order to protect their positions, with no tangible benefit to you, the owners of the Company. The basic question as you are reading, though, is quite easy. Are you likely to be better off with current management or with our slate of directors? I urge you to read these materials carefully and use your judgement about the answer to that question.

     We can determine the future of our investment in Winland Electronics. Please submit your proxy and vote FOR the removal of the existing Board and the election of our nominees as replacements. Please mark, sign, date, and return the enclosed BLUE proxy card in the envelope provided. If you have already returned the proxy card sent to you by the Company, you may revoke that proxy and vote for the Committee nominees and proposals by marking, signing, dating, and returning a later dated BLUE proxy card.

                                          Sincerely,

                                          Ralph I. Call
                                          Chairman, Shareholders' Protective
                                          Committee

                                PROXY STATEMENT

                           NOTICE OF SPECIAL MEETING
                       TO REPLACE THE BOARD OF DIRECTORS
                          OF WINLAND ELECTRONICS, INC.

                           -------------------------

          SOLICITATION OF PROXIES IN FAVOR OF ELECTING CERTAIN PERSONS
                           TO THE BOARD OF DIRECTORS

INTRODUCTION; SOLICITATION OF PROXIES

     This Proxy Statement and the enclosed BLUE proxy card are being sent to the shareholders of Winland Electronics, Inc. (the "Company"), in connection with the solicitation of proxies by Dyna Technology, Inc., a shareholder of the Company with its business address at 225 South Cordova Avenue, LeCenter, MN 56057 ("Dyna Technology"), and Ralph I. Call, Steven A. Fraley, Paul R. Holzhueter, James J. Kamp, Thompson H. Davis, Robert L. Ring and Gerald E. Brown, who have formed the Winland Shareholders' Protective Committee. Proxies solicited hereby are to be voted and/or utilized at the Special Meeting of Shareholders of the Company to be held on August 21, 2001, at 10:00 a.m. Central Time at the Country Inn & Suites located at 1900 Premier Drive, Mankato, Minnesota or any adjournments, postponements, continuations, or reschedulings thereof (the "Special Meeting"), for the purpose of electing a slate of seven directors proposed by the Committee to fill the vacancies created by the resignations of W. Kirk Hankins and his son, Kirk P. Hankins and to replace all of the current members of the Board of Directors of the Company. This Proxy Statement is furnished in opposition to the Company's Proxy Statement dated June 29, 2001 (the "Company's Proxy Statement").

     As of July 10, 2001, the Committee entered into an agreement with D.F.King & Co., Inc. (D.F. King) to retain D.F.King's services to solicit proxies for this special meeting. D.F. King will receive for its services a fee of up to $50,000.00, plus reimbursement for out-of-pocket expenses. It is expected that D.F. King will use up to approximately 20 people for this solicitation. In addition to any solicitation made by D.F. King, the Shareholders' Protective Committee may solicit proxies by telephone, facsimile, e-mail, in person or by advertisement.

     The Committee also intends to request banks, brokers and other custodians, nominees and fiduciaries to forward these proxy materials to their customers who are the beneficial owners of the Shares they hold of record. The Committee will reimburse such record holders for their reasonable out-of-pocket expenses in so doing.

     The committee estimates the total cost of this solicitation, including legal fees, and printing and mailing of proxy materials is estimated to be $200,000 and will be borne by Dyna Technology; provided, however, that in the event that the Committee's proposed slate of directors is elected, Dyna Technology may seek reimbursement of such costs from the Company only to the extent permitted by law and without shareholder approval of such reimbursement, unless such approval is required by law. As of June 30, 2001, Dyna Technology has incurred total expenditures of approximately $100,000.00 in connection with the solicitation of the Company's shareholders.

        THIS SOLICITATION IS BEING MADE BY THE SHAREHOLDERS' PROTECTIVE
               COMMITTEE AND NOT ON BEHALF OF THE INCUMBENT BOARD
                          OF DIRECTORS OF THE COMPANY.
           YOU ARE URGED TO SIGN, DATE AND RETURN THE BLUE PROXY CARD
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

BACKGROUND OF THE SOLICITATION

     Dyna Technology began buying Winland stock in October 1999. At that time the investment appeared to be an attractive investment opportunity because the Company was growing rapidly and was beginning to show profitability. Key management comprised the largest shareholders in the Company and logically, they should have acted to enhance shareholder value. At that time, the stock was trading between $2.00 and $2.25 per share. For the reasons explained below, Ralph I. Call, the owner of Dyna Technology, decided to consider taking action to protect his and the other Winland shareholders' investment in Winland in the Fall of 2000. In late March 2001, Mr. Call organized the Shareholders' Protective Committee to seek to elect its members to replace the Winland Board and propose amendments to the Company's Bylaws to remove various impediments which the Board put in place earlier in the month.

     As investors in Winland, the members of the Shareholders' Protective Committee are deeply troubled by the performance of the Company and have serious reservations about its continuing viability. According to the Company's 2000 Annual Report, it had consumed $3,924,501 of its $4,500,000 bank line of credit as of December 31, 2000 and the Company has further reported a loss for the first quarter of 2001. The bank line of credit expires in August, 2001. The value of the Company's stock has floundered since going public in 1984, barely ever having exceeded $3.50 per share.

     The performance of the Company's stock is, the Committee believes, a reflection of its senior management and incumbent Board of Directors, which have demonstrated an inability to design and pursue a successful business plan. The Company's net income dropped by more than 20% in 1999 and the Company reported a net loss of $309,523 for the year 2000. Gross profits have declined in each of the past two fiscal years, dropping over 24% in the year 2000 alone. The Committee believes that at the same time, the Company has consumed cash at an alarming rate. In the 1999 Annual Report, the Company reported that it had used approximately $1,500,000 of its (then) $3,500,000 line of credit. By the end of 2000, that figure had increased to just over $3,900,000 and the Company was forced to increase its line of credit to $4,500,000.

     While the financial performance of the Company slumped, the Board of Directors granted senior management salary increases and additional incentive compensation. In fact, in 2000, while the Company's stock was rapidly declining to an all-time low, the Board took advantage of the lower stock price to reprice outstanding stock options granted to management. In 1999, the combined salaries and bonuses of the Company's two primary officers, W. Kirk Hankins and Lorin E. Krueger, totaled $293,574. In 2000, that figure was increased to $369,900. By what measure did the Winland Board believe a 26% increase in compensation was justified? The Committee strongly believes that such compensation is excessive in light of the Company's performance.

     The response of the incumbent Board of Directors and the Company's senior management to our concerns regarding the Company's poor financial condition has been, the Committee believes, superficial and evasive.

     Ralph Call was so concerned about the Company's declining performance that on October 10, 2000, he sent a letter to the non-management members of the Board of Directors on behalf of Dyna Technology, Inc., which raised the following questions:

     1. Is any board member a true outsider with the ability to bring some objective direction and critical experience and skills to the Company?

     2. Why were stock options repriced?

     3. Why have bonuses continued to be paid to management when performance has been dismal?

     4. Are wages and benefits paid to employees appropriate to their skills and contributions to the Company?

     5. Does the Company exhibit appropriate management discipline and control?

     6. In 1999, you stated in the annual report that your cost of manufacturing increased because you were preparing for Y2K, additional staffing to support increased production levels, purchase of new manufacturing and test equipment, ISO 9001, and reduced efficiencies due to new workers. For the first six months of 2000, you stated that the lower margins were due to increased manufacturing costs. Please explain.

     7. Why has the customer base been allowed to concentrate over many years? What is being done to broaden the customer base?

     8. Why are you introducing new products with lower margins when your current gross margins are inadequate? For a business to be healthy, you need gross margins in the range of 30%.

     9. Is the Company's debt properly managed?

     10. Has the Company's large investment in engineering paid off? Will it ever?

     11. Why was the Company's stock moved to the American Stock Exchange? The NASDAQ is where the action is.

     12. Are you giving too much attention to form and not enough to function? For example, the Company issues press releases concerning public recognition and awards while profits languish and the shareholders get a haircut.

     13. In 2000, you have a commitment to pay down $657,000.00 of long-term debt obligations. With your current projections for income and cash flow, how do you propose to make that payment?

     14. As directors of a public company, where neither the income statement nor the balance sheet is improving, why have you sat on your hands?

     The Company's reply was dated October 31, 2000 but was not signed by any Director and did not, in the opinion of the Shareholders' Committee, directly answer the questions posed. The Company did not reply to the two additional letters dated November 3, 2000 and November 20, 2000 sent by Mr. Call to the non-management Directors.

THE BY-LAW AMENDMENTS

     The Company's senior management and incumbent Board of Directors seem less concerned with the performance of the Company than the preservation of their positions. Rather than appropriately responding to shareholder concerns about the Company's failing performance, the Board of Directors recently sought to entrench themselves and senior management in control of the Company by adopting By-Law provisions which limit the rights of shareholders to nominate director candidates and propose other changes to the status quo. Specifically, the recently-amended By-Laws impose costly notice requirements with respect to shareholder nominees and other proposals which, the Committee believes, serve no purpose other then to warn the incumbent Board of Directors and allow them to mount a more effective defense. Furthermore, the amendments limit the ability of the shareholders to convene special meetings of the shareholders by raising the threshold voting power required to call such meetings in certain instances. Finally, the amendments limit the ability of shareholders to participate in meetings of the shareholders by empowering the officers of the Company to restrict access to shareholder meetings, to limit the amount of time allotted for questions or comments and to unilaterally determine when the business of the meetings has been completed. In the opinion of the Shareholders' Committee, these amendments are not germane to the financial performance of the Company or the best interests of its shareholders and have as their sole purpose the preservation of power of senior management and the incumbent Board of Directors.

SHAREHOLDERS' PROTECTIVE COMMITTEE; CONTRACT WITH WINLAND SHAREHOLDERS

     Management and the Board has failed to successfully respond to the challenges of operating a manufacturing concern. According to the Company's 2000 Annual Report, Accounts Receivable increased 36% and Inventories increased 53% over the prior year at a time when Sales were stagnant and Cost of Sales was increasing. Three customers account for 66% of the Company's Receivables. Far worse, the Board has put their personal and financial interests ahead of their fiduciary duties to the shareholders of the Company and have recently enacted By-Law provisions which sacrifice shareholder rights to preserve their positions of power. Our philosophy in investing is one that we believe most investors share -- an investment is an expression of confidence in management. For the reasons expressed above, we have lost all confidence in senior management and incumbent Board of Directors of the Company. We have not, however, lost hope for the Company and the investments of our fellow shareholders. For that reason, we have organized a group of seven nominees for election to the Company's Board of Directors at its upcoming 2001 Special Meeting.

     Your choices as a stockholder are rather limited. You can try to sell your stock for which there is a limited market. You can vote in favor of retaining the existing slate of directors. It is our opinion that their continued control of the Company will reduce the value of your investment to zero. Or, you can vote for the slate of directors nominated by the Shareholders Protective Committee. Although we cannot assure you that any or all of the following agenda items will in fact be undertaken, if we are elected we intend to do the following:

     1. Remove existing directors and senior management.

     2. Install a board of directors who are true outsiders and who bring considerable experience, talent and energy to the Company. As a shareholder you'll be able to communicate with your directors.

     3. Appoint competent management and hold them accountable for their performance. We will make management appointments based on merit, not family relationships.

     4. Properly represent shareholders and stakeholders and discharge our fiduciary responsibilities.

     5. Visit all key customers within the 1st month.

     6. Diversify the customer base.

     7. Have an independent audit conducted. Although this audit may not differ from previous audits conducted by the Company, our audit will give us a fresh perspective and enable us to evaluate the Company and make appropriate adjustments to gross margins and expense levels.

     8. Develop a business plan.

     9. Communicate honestly with you, the shareholders, and the media. We will report good news and bad news and attempt to explain what we are doing so that you can understand.

     10. We will operate conservatively and work to decrease Company leverage and enhance Company, and thus shareholder value. We will concentrate on improving operations and let the PR follow.

     The Committee's group of nominees for election to the Company's board of directors are individuals of integrity and experience who are committed to enhancing value for all Shareholders. The election of our slate would provide the Company with a fresh perspective based on a combined total of over 186 years of management, investment and capital markets experience. The Committee nominees view the opportunity to serve as directors of the Company as a contract with the Company's shareholders to maximize shareholder value. Winland stockholders, as the owners of the Company, have every right to be concerned about the value of their investment. The nominees for the new board of directors all have as their primary commitment the pursuit of a business strategy that will produce the highest and best returns to the Company's shareholders and a management style that is more democratic and responsive.

PROPOSAL: WINLAND SHAREHOLDERS' PROTECTIVE COMMITTEE NOMINEES AS DIRECTORS

     The Board of Directors currently consists of five persons. The two vacant director seats have not been filled. Each director elected at the 2001 Special Meeting will be elected to serve until the Company's next Annual Meeting or until a successor is duly elected/appointed and qualified.

     The Committee submits for election to replace the incumbent Board of Directors the seven persons named below. Proxies cannot be voted for a greater number of persons than the number of nominees named below. The Committee recommends a vote FOR all nominees, and it is intended that, unless contrary written instructions are provided, BLUE Proxies accompanying this Proxy Statement will be voted at the 2001 Special Meeting FOR the election to the Board of all of the Committee nominees named, to the exclusion of the candidates nominated by the Company and its incumbent Board of Directors. The Committee believes that each nominee will be able to serve, but should any nominee be unable to serve as a director, the persons named in the BLUE Proxy have advised that they will vote for the election of such substitute nominee as Dyna Technology may propose.

     The name, age, occupation/employment and business address of each person to be nominated for election to the Company's Board of Directors, as furnished to the Committee by the nominees, is as follows:

          RALPH I. CALL, age 56, has been the President and Chief Executive Officer of Dyna Technology, Inc., a Utah-based holding company, since 1996; the Chairman and Chief Executive Officer of Winco, Inc., a Minnesota-based industrial manufacturer and wholly-owned subsidiary of Dyna Technology, Inc., since 1992; and the Chairman and Chief Executive Officer of Winpower, Inc., a South Dakota-based industrial manufacturer and wholly-owned subsidiary of Dyna Technology, Inc., since 1996. From 1989 to 1998, he was also the President of Winco, Inc. The business address of Mr. Call's principal occupation/employment is 225 South Cordova Ave., LeCenter, MN 56057. Together with his wife, Nola D. Call, Mr. Call controls the dispositive and voting power of 404,800 shares of Winland stock owned by Dyna Technology, Inc. Solely by reason of his membership on the Shareholders' Protective Committee, Mr. Call also shares in the dispositive and voting power of 85,100 shares of Winland stock owned by Valerie Holzhueter, spouse of Paul R. Holzhueter.

          STEVEN A. FRALEY, age 44, presently serves as the Vice-President and Chief Financial Officer of Winco, Inc. and has been employed by Winco since 1993. Mr. Fraley served as Secretary of Winco 1995-2001 and served as President and Chief Operating Officer of Winco 1998-2001. Mr. Fraley also served as Chief Financial Officer for Winco 1999-2001. The business address of his principal occupation/ employment is 225 South Cordova Ave., LeCenter, MN 56057. Solely by reason of his membership on the Shareholders' Protective Committee, Mr. Fraley shares in the dispositive and voting power of 489,900 shares of Winland stock owned by Dyna Technology, Inc. and by Valerie Holzhueter. Mr. Fraley does not directly own any shares of Winland stock.

          PAUL R. HOLZHUETER, age 47, has been the Director of Business Development of the Malt-O-Meal Company, a Minnesota-based food company, since 1998. Mr. Holzhueter was self-employed as a business consultant 1997-1998. From 1976 to 1997, he served in various capacities with Hubbard Milling Company, a Minnesota-based food company, serving as Group Vice President for the Agri-Feed Group and Pet Food Division of Hubbard Milling 1996-1997. The business address of Mr. Holzhueter's principal occupation/employment is 101 North Second St., Suite 110, Mankato, MN 56001. Solely by reason of his membership on the Shareholders' Protective Committee, Mr. Holzhueter shares in the dispositive and voting power of 404,800 shares of Winland stock owned by Dyna Technology, Inc. Mr. Holzhueter shares dispositive and voting power of 85,100 shares of Winland stock owned by his spouse, Valerie Holzhueter. Mr. Holzhueter does not directly own any shares of Winland stock.

          JAMES J. KAMP, age 41, has been the Chief Financial Officer of the Peripheral Technology Group, a Minnesota-based distributor of computer hardware and software, since 1993, and the Controller of Innovative Marketing Solutions, a Minnesota-based fulfillment organization, since 1995. The business address of his principal occupation/employment is 7580 Quattro Drive, Chanhassen, MN 55317. Solely by reason of his membership on the Shareholders' Protective Committee, Mr. Kamp shares in the dispositive and voting power of 489,900 shares of Winland stock owned by Dyna Technology, Inc. and by Valerie Holzhueter. Mr. Kamp does not directly own any shares of Winland stock.

          THOMPSON H. DAVIS, age 55, has been a pilot for Delta Airlines since 1977. He has also been a real estate agent/broker since 1978 and an owner of Colorado Business Associates, Inc., a Colorado-based commercial real estate and property management company, since 1981. The business address of Mr. Davis' principal occupation/employment is 8089 Deer Creek Road, Salt Lake City, UT 84121. Solely by reason of his membership on the Shareholders' Protective Committee, Mr. Davis shares in the dispositive and voting power of 489,900 shares of Winland stock owned by Dyna Technology, Inc. and by Valerie Holzhueter. Mr. Davis does not directly own any shares of Winland stock.

          ROBERT L. RING, age 58, has been an independent business process and strategic planning consultant since 1994. Mr. Ring presently serves as a director for a number of privately held companies, including Bass Pro, Inc. and Fiberglass Engineering, Incorporated, d/b/a Cobalt Boats. Mr. Ring was employed by the Coleman Company for 32 years and served as President and Chief Operating Officer of Coleman at the time of his resignation in 1994. The business address of his principal occupation/ employment is P.O. Box 4067, Wichita, KS 67204. Solely by reason of his membership on the Shareholders' Protective Committee, Mr. Ring shares in the dispositive and voting power of 489,900 shares of Winland stock owned by Dyna Technology, Inc. and by Valerie Holzhueter. Mr. Ring does not directly own any shares of Winland stock.

          GERALD E. BROWN, age 53, has been the President of American HealthNet, a Nebraska-based medical systems developer, since 1999. From 1994 to 1997, he served as Executive Vice President of the Coleman Company, a Kansas-based manufacturer of recreational and other consumer goods. From 1986 to 1997, Mr. Brown served in various capacities with Coleman Powermate, a Nebraska-based affiliate of the Coleman Company and manufacturer of portable generators, most recently as President and Chief Executive Officer. The business address of his principal occupation/employment is 2619 North 160th St., Omaha, NE 68116. Solely by reason of his membership on the Shareholders' Protective Committee, Mr. Brown shares in the dispositive and voting power of 489,900 shares of Winland stock owned by Dyna Technology, Inc. and by Valerie Holzhueter. Mr. Brown does not directly own any shares of Winland stock.

     Mr. Call has entered into an agreement with each of the other proposed nominees to form the Committee consisting of the nominees to solicit the shareholders of the Company to elect its members to the Winland Board of Directors (the "Agreement"). Pursuant to the Agreement, Mr. Call has agreed to indemnify and hold harmless each of the members of the Committee from any and all losses, claims, damages, counsel fees and expenses (including fees and expenses incurred in defending or investigating any such claim) and all liabilities to which each may become subject under any statute, under common law or otherwise relating to, based upon or arising out of such person's actions which relate to serving on the Committee or standing for election to the Board of Directors of the Company (except to the extent that any such loss, claim, damage, counsel fee or liability is found in a final judgment by a court, not subject to further appeal, to have resulted from bad faith, willful misconduct or gross negligence on the part of an affected Committee member). Except as specified herein, to date, there are no other arrangements or understandings between Dyna Technology, Inc. or Mr. Call and the persons identified above.

INTEREST OF COMMITTEE MEMBERS IN THIS SOLICITATION

     Nominee ownership of Winland Common Stock is as follows:

                          NOMINEE                               NUMBER OF SHARES       PERCENT OF CLASS
                          -------                               ----------------       ----------------
Ralph I. Call...............................................        404,800(1)               13.7%
Steven A. Fraley............................................             --                    --
Paul R. Holzhueter..........................................         85,100(2)                2.9%
James J. Kamp...............................................             --                    --
Thompson H. Davis...........................................             --                    --
Robert L. Ring..............................................             --                    --
Gerald E. Brown.............................................             --                    --
All Nominees as a Group(3)..................................        489,900                  16.6%

-------------------------
1. Represents shares owned of record by Dyna Technology, Inc., which is owned and controlled by Mr. Call and his spouse.

2. Represents shares owned beneficially by Mr. Holzhueter's spouse which Mr. Holzhueter has the sole right to vote through a power of attorney.

3. For purposes hereof, each of the Nominees is deemed an associate of each of the other Nominees and of Dyna Technology.

     During the two year period ended June 30, 2001, the Nominees purchased and/or sold shares of the Company's Common Stock as follows (except as indicated, all purchases were made with the particular nominee's personal funds):

                                                     AMOUNT OF     PURCHASE OR           PRICE PER
         NOMINEE              DATE OF TRANSACTION    WEX SHARES       SOLD                 SHARE
         -------              -------------------    ----------    -----------           ---------
Paul R. Holzhueter........       June 10, 1999          3,000        Sold        500 @ $3.625; 500 @ $3.75
                                                                                 1000 @ $3.50; 1000@ $3.25
Paul R. Holzhueter........       June 15, 1999          3,000        Sold        $2.8125
Paul R. Holzhueter........        July 6, 1999          3,000        Sold        $2.8125
Paul R. Holzhueter........        July 7, 1999          2,000        Sold        $2.875
Paul R. Holzhueter........       July 12, 1999          3,000        Sold        $2.625
Paul R. Holzhueter........       July 13, 1999          3,000        Sold        $2.75
Paul R. Holzhueter........       July 21, 1999            900        Sold        $2.875
Paul R. Holzhueter........       July 22, 1999            300        Sold        $2.875
Paul R. Holzhueter........      Sept. 22, 1999          3,800        Sold        $2.375
Paul R. Holzhueter........      Sept. 23, 1999            500        Sold        $2.375
Paul R. Holzhueter........      Sept. 27, 1999          1,700        Sold        $2.375
Dyna Technology...........       Oct. 14, 1999          2,500      Purchase      $2.00
Dyna Technology...........       Oct. 21, 1999         17,500      Purchase      $2.00
Dyna Technology...........       Oct. 21, 1999          5,500      Purchase      $2.25
Dyna Technology...........       Oct. 21, 1999          1,000      Purchase      $2.24
Dyna Technology...........       Nov. 09, 1999          4,200      Purchase      $2.25
Dyna Technology...........       Nov. 10, 1999          5,200      Purchase      $2.25
Dyna Technology...........       Nov. 10, 1999          4,100      Purchase      $2.25
Dyna Technology...........       Nov. 11, 1999          4,600      Purchase      $2.25
Dyna Technology...........       Nov. 12, 1999          2,000      Purchase      $2.25
Dyna Technology...........       Nov. 16, 1999            900      Purchase      $2.25
Dyna Technology...........       Nov. 18, 1999          2,100      Purchase      $2.25
Dyna Technology...........       Nov. 19, 1999            200      Purchase      $2.25
Dyna Technology...........       Nov. 22, 1999          9,600      Purchase      $2.25
Dyna Technology...........       Nov. 23, 1999          1,900      Purchase      $2.25
Dyna Technology...........       Nov. 24, 1999          1,100      Purchase      $2.25
Dyna Technology...........       Nov. 29, 1999          1,100      Purchase      $2.25
Dyna Technology...........       Nov. 30, 1999          4,400      Purchase      $2.25
Dyna Technology...........       Dec. 02, 1999            500      Purchase      $2.25
Dyna Technology...........       Dec. 08, 1999          6,700      Purchase      $2.25
Dyna Technology...........       Dec. 10, 1999         17,900      Purchase      $2.25
Dyna Technology...........       Dec. 10, 1999            500      Purchase      $2.19
Dyna Technology...........       Dec. 13, 1999          8,100      Purchase      $2.25
Dyna Technology...........       Dec. 14, 1999          3,200      Purchase      $2.25
Dyna Technology...........       Dec. 14, 1999          4,000      Purchase      $2.31
Dyna Technology...........       Dec. 15, 1999         11,200      Purchase      $2.375
Dyna Technology...........       Dec. 17, 1999          9,100      Purchase      $2.375
Dyna Technology...........       Dec. 17, 1999            200      Purchase      $2.31
Dyna Technology...........       Dec. 20, 1999          1,800      Purchase      $2.375
Dyna Technology...........       Dec. 20, 1999            500      Purchase      $2.31
Dyna Technology...........       Dec. 21, 1999          1,400      Purchase      $2.375
Dyna Technology...........       Dec. 23, 1999          7,000      Purchase      $2.375
Dyna Technology...........       Dec. 23, 1999          7,500      Purchase      $2.25
Dyna Technology...........       Dec. 27, 1999            500      Purchase      $2.25
Dyna Technology...........       Dec. 30, 1999            100      Purchase      $2.19
Dyna Technology...........       Dec. 30, 1999            100      Purchase      $2.22

                                                     AMOUNT OF     PURCHASE OR           PRICE PER
         NOMINEE              DATE OF TRANSACTION    WEX SHARES       SOLD                 SHARE
         -------              -------------------    ----------    -----------           ---------
Dyna Technology...........       Dec. 30, 1999          5,000      Purchase      $2.25
Dyna Technology...........       Dec. 31, 1999            200      Purchase      $2.25
Dyna Technology...........        Jan. 3, 2000          2,600      Purchase      $2.25
Paul R. Holzhueter........       Jan. 27, 2000          3,000        Sold        $2.5625
Paul R. Holzhueter........        Feb. 1, 2000          2,500        Sold        $2.6875
Paul R. Holzhueter........        Feb. 3, 2000            800        Sold        $2.6875
Paul R. Holzhueter........        Feb. 8, 2000          2,000        Sold        $2.6875
Paul R. Holzhueter........        Feb. 9, 2000          1,200        Sold        $2.6875
Paul R. Holzhueter........       Feb. 11, 2000          2,000        Sold        $2.6875
Paul R. Holzhueter........       Feb. 14, 2000          9,900        Sold        $2.50
Paul R. Holzhueter........       Feb. 29, 2000          1,500        Sold        $2.50
Paul R. Holzhueter........        Mar. 1, 2000            500        Sold        $2.50
Dyna Technology...........         May 3, 2000          5,800      Purchase      $2.00
Dyna Technology...........         May 5, 2000         18,200      Purchase      $2.00
Dyna Technology...........        May 24, 2000         20,000      Purchase      $2.00
Dyna Technology...........        May 24, 2000          1,000      Purchase      $1.875
Dyna Technology...........        May 26, 2000         19,000      Purchase      $1.875
Dyna Technology...........        May 31, 2000          1,000      Purchase      $1.875
Dyna Technology...........        June 1, 2000          2,000      Purchase      $1.875
Dyna Technology...........       July 27, 2000         25,400      Purchase      $1.875
Dyna Technology...........        Aug. 1, 2000          6,100      Purchase      $1.875
Dyna Technology...........        Aug. 2, 2000          5,000      Purchase      $1.875
Dyna Technology...........        Aug. 3, 2000            500      Purchase      $1.875
Dyna Technology...........        Aug. 4, 2000          1,000      Purchase      $1.875
Paul R. Holzhueter........       Aug. 10, 2000         10,000      Purchase      $1.9375
Paul R. Holzhueter........       Aug. 11, 2000          4,500      Purchase      $1.9375
Paul R. Holzhueter........       Aug. 14, 2000          1,000      Purchase      $1.9375
Paul R. Holzhueter........       Aug. 15, 2000          2,500      Purchase      $1.9375
Paul R. Holzhueter........       Aug. 16, 2000          4,800      Purchase      $2.00
Paul R. Holzhueter........       Aug. 21, 2000            400      Purchase      $1.9375
Paul R. Holzhueter........       Aug. 22, 2000            300      Purchase      $1.9375
Paul R. Holzhueter........       Aug. 23, 2000          1,100      Purchase      $1.9375
Paul R. Holzhueter........       Aug. 24, 2000          2,000      Purchase      $1.9375
Paul R. Holzhueter........       Aug. 25, 2000            600      Purchase      $1.9375
Paul R. Holzhueter........       Aug. 28, 2000          3,000      Purchase      $1.9375
Paul R. Holzhueter........       Aug. 29, 2000          2,600      Purchase      $1.9375
Paul R. Holzhueter........       Aug. 31, 2000          2,700      Purchase      $1.9375
Paul R. Holzhueter........       Sept. 1, 2000            200      Purchase      $1.9375
Paul R. Holzhueter........       Sept. 5, 2000            500      Purchase      $1.9375
Dyna Technology...........       Sept. 6, 2000         39,000      Purchase      $1.94
Paul R. Holzhueter........       Sept. 6, 2000          5,600      Purchase      $1.9375
Dyna Technology...........       Sept. 7, 2000          2,500      Purchase      $1.94
Paul R. Holzhueter........       Sept. 7, 2000            200      Purchase      $1.9375
Dyna Technology...........       Sept. 8, 2000          4,600      Purchase      $1.94
Paul R. Holzhueter........      Sept. 11, 2000          6,800      Purchase      $1.9375
Dyna Technology...........      Sept. 12, 2000            200      Purchase      $1.94
Paul R. Holzhueter........      Sept. 12, 2000          2,600      Purchase      $1.9375
Dyna Technology...........      Sept. 14, 2000          2,600      Purchase      $1.94
Paul R. Holzhueter........      Sept. 14, 2000          1,400      Purchase      $1.9375
Dyna Technology...........      Sept. 15, 2000          3,900      Purchase      $1.94
Paul R. Holzhueter........      Sept. 15, 2000          1,200      Purchase      $1.9375

                                                     AMOUNT OF     PURCHASE OR           PRICE PER
         NOMINEE              DATE OF TRANSACTION    WEX SHARES       SOLD                 SHARE
         -------              -------------------    ----------    -----------           ---------
Paul R. Holzhueter........      Sept. 19, 2000            100      Purchase      $1.9375
Paul R. Holzhueter........      Sept. 20, 2000          2,700      Purchase      $1.9375
Paul R. Holzhueter........      Sept. 20, 2000         12,300      Purchase      $2.00
Dyna Technology...........      Sept. 21, 2000          2,000      Purchase      $1.94
Dyna Technology...........      Sept. 22, 2000          4,200      Purchase      $1.94
Dyna Technology...........      Sept. 25, 2000          8,000      Purchase      $1.94
Dyna Technology...........      Sept. 26, 2000            500      Purchase      $1.94
Dyna Technology...........      Sept. 28, 2000          3,500      Purchase      $1.94
Dyna Technology...........      Sept. 29, 2000          8,000      Purchase      $1.94
Dyna Technology...........       Oct. 12, 2000         10,000      Purchase      $1.50
Dyna Technology...........       Oct. 13, 2000          1,500      Purchase      $1.50
Paul R. Holzhueter........       Oct. 18, 2000          1,200      Purchase      $1.5625
Paul R. Holzhueter........       Oct. 20, 2000            200      Purchase      $1.5625
Paul R. Holzhueter........       Oct. 23, 2000          1,500      Purchase      $1.5625
Paul R. Holzhueter........       Oct. 24, 2000            500      Purchase      $1.5625
Paul R. Holzhueter........       Oct. 25, 2000          1,600      Purchase      $1.5625
Dyna Technology...........        Nov. 2, 2000            500      Purchase      $1.56
Dyna Technology...........        Nov. 3, 2000          8,000      Purchase      $1.625
Dyna Technology...........        Nov. 7, 2000          1,700      Purchase      $1.625
Dyna Technology...........        Nov. 9, 2000          1,000      Purchase      $1.625
Dyna Technology...........       Nov. 14, 2000          1,000      Purchase      $1.625
Dyna Technology...........       Nov. 16, 2000          3,000      Purchase      $1.625
Dyna Technology...........       Nov. 20, 2000            400      Purchase      $1.625
Paul R. Holzhueter........        Dec. 4, 2000          1,500      Purchase      $1.25
Dyna Technology...........        Dec. 5, 2000         23,000      Purchase      $1.25
Paul R. Holzhueter........        Dec. 5, 2000            200      Purchase      $1.25
Dyna Technology...........        Dec. 6, 2000            600      Purchase      $1.25
Paul R. Holzhueter........        Dec. 6, 2000          1,300      Purchase      $1.25
Paul R. Holzhueter........       Dec. 18, 2000          2,100      Purchase      $1.3125
Paul R. Holzhueter........       Dec. 19, 2000          4,900      Purchase      2,000 @ $1.25;
                                                                                 2,900 @ $1.3125
Dyna Technology...........       Dec. 21, 2000         14,700      Purchase      $1.25
Dyna Technology...........       Dec. 22, 2000            300      Purchase      $1.25
Dyna Technology...........       Dec. 26, 2000          6,000      Purchase      $1.25
Dyna Technology...........       Dec. 28, 2000          4,300      Purchase      $1.25
Dyna Technology...........       Dec. 29, 2000          4,700      Purchase      $1.25
Dyna Technology...........        Jan. 5, 2001          4,700      Purchase      $1.25
Dyna Technology...........        Jan. 9, 2001            100      Purchase      $1.25

-------------------------
* Mr. Holzhueter's purchases between August 28, 2000 and December 19, 2000 were financed in part with a line of credit from a bank (made in the bank's ordinary course of business) to Mr. Holzhueter for the purchase of Winland and other securities, which has been repaid.

     Except as set forth herein, none of the nominees or their respective associates (i) directly or indirectly beneficially owns any securities of the Company; (ii) has had any relationship with the Company in any capacity other than as a shareholder; (iii) knows of any transactions, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any of them or their respective affiliates had, or will have, a direct or indirect material interest; (iv) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company; or (v) has any arrangement or understanding with any person with respect to any future employment by the Company or its known affiliates or any future transactions to which the Company or any of its known affiliates will or may be a party. Other than the compensation regularly paid by the Company to its directors, executive officers and consultants, the nominees will not receive any compensation for their services as directors of the Company.

                             PRINCIPAL SHAREHOLDERS

     Reference is made to the Company's Proxy Statement filed with the Securities and Exchange Commission and dated as of June 29, 2001, by the Board of Directors of the Company for certain information about the Company's principal owners and certain other matters required to be disclosed by the Company.

                  VOTING, EXECUTION AND REVOCATION OF PROXIES

     According to the Company's Proxy Statement, only stockholders of record at the close of business on June 25, 2001, will be entitled to vote. As of that date, again according to the Company's Proxy Statement, the Company had 2,952,313 shares of Common Stock outstanding and entitled to vote and each share is entitled to one vote. The presence in person or by proxy of the holders of a majority of the outstanding shares of stock entitled to vote at the Special Meeting constitutes a quorum for the transaction of business.

     Because the Committee seeks election of its slate of director-nominees in opposition to the incumbent Board of Directors of the Company, if a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for the purposes of determining a quorum but shall not be deemed to have been voted in favor of the proposal. If a shareholder abstains from voting, then the shares held by such shareholder shall be deemed present at the meeting for the purposes of determining a quorum, but shall not be deemed to have been voted in favor of such matter. Abstentions and broker non-votes will have the same effect as a vote against the proposal because the adoption of the proposal requires the affirmative vote of a majority of the Company's outstanding shares of Common Stock.

     Each properly executed and timely returned BLUE Proxy will be voted in favor of the election of all of the Committee's director-nominees to the exclusion of all of the director-nominees proposed by the Company and its Board of Directors. However, shareholders of the Company desiring to vote for some of the Committee's director-nominees should execute and return the Committee's BLUE Proxy, but should write the full name of the Committee nominee or nominees, for whom the shareholder desires to withhold authority to vote. The Committee's BLUE Proxy will revoke any prior proxy or proxies given and will be revoked by any subsequent proxy or proxies given. Accordingly, shareholders of the Company desiring to vote for some or all of the director-nominees proposed by the Company or against election of all of the Committee's director-nominees, or who desire to abstain from voting, should not execute or return a BLUE Proxy. The BLUE Proxy cannot be used to vote for some of the Committee's and for some of the Company's candidates.

     Shareholders not giving a BLUE Proxy solicited hereby may vote for or against all or some of the Committee's director-nominees, and for or against election of all or some of the director-nominees proposed by the Company and its Board of Directors, in person or by another proxy of their choice.

                              [BLUE COLORED PAPER]
            PROXY SOLICITED IN OPPOSITION TO THE BOARD OF DIRECTORS
 BY DYNA TECHNOLOGY, INC., RALPH I. CALL, STEVEN A. FRALEY, PAUL R. HOLZHUETER,
                                 JAMES J. KAMP,
             THOMPSON H. DAVIS, ROBERT L. RING AND GERALD E. BROWN
   FOR THE SPECIAL MEETING OF THE SHAREHOLDERS OF WINLAND ELECTRONICS, INC.,
                           TO BE HELD AUGUST 21, 2001
        The undersigned hereby constitutes and appoints Dyna Technology,
    Inc., and Ralph I. Call as attorneys and proxies (each with the power to act alone and with the power of substitution and revocation) to attend the Special Meeting of Shareholders of Winland Electronics, Inc. (the "Company" or "WEX") to be held at the Country Inn & Suites located at
    1900 Premier Drive, Mankato, Minnesota on August 21, 2001, at 10:00
    a.m., Central Daylight Time, and any and all adjournments thereof, and there to act for and to vote all of the shares of Common Stock held in the name of the undersigned, in the manner specified below, upon the following matters:
    1. Election of the seven directors listed below, each to serve until the earlier of the election of his successor or his earlier resignation, removal, disqualification or death:
    RALPH I. CALL, STEVEN A. FRALEY, PAUL R. HOLZHUETER, JAMES J. KAMP, THOMPSON H. DAVIS, ROBERT L. RING AND GERALD E. BROWN
    [ ]  FOR all nominees (except as indicated to the contrary below)      [
    ]  WITHHOLD AUTHORITY to vote for all nominees
    (INSTRUCTION: To withhold authority to vote for one or more nominees, write the full name(s) of such nominees in the space provided below.)

    ------------------------------------------------------------------------
    PLEASE FILL IN, SIGN, AND DATE ON THE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE. IF YOU NEED ASSISTANCE WITH THIS PROXY CARD, PLEASE CONTACT THE FIRM ASSISTING US IN THIS MATTER, D.F. KING & CO., INC. AT THEIR TOLL-FREE NUMBER 1-800-628-8509.

                          (continued from other side)

        IF THIS PROXY IS EXECUTED IN SUCH A MANNER AS TO NOT WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE, IT SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE FOR THE ELECTION OF ANY SUCH NOMINEE.
        THIS PROXY REVOKES ANY PRIOR PROXY OR PROXIES GIVEN. SHAREHOLDERS WHO DO NOT WISH TO VOTE FOR ANY DIRECTOR-NOMINEES PROPOSED BY THE COMMITTEE, OR WHO WISH TO VOTE FOR ANY DIRECTOR-NOMINEES PROPOSED BY THE COMPANY'S MANAGEMENT, SHOULD NOT EXECUTE OR RETURN THIS PROXY. SHAREHOLDERS WHO DO NOT GIVE THIS PROXY CAN VOTE FOR OR AGAINST THE ELECTION OF SOME OR ALL OF THE COMMITTEE'S DIRECTOR-NOMINEES IN PERSON OR THROUGH ANOTHER PROXY OF THEIR CHOICE.
                                                  Dated this ____ day of
                                                  __________, 2001

                                                  --------------------------
                                                  Signature

                                                  --------------------------
                                                  Signature

                                                  --------------------------
                                                  Title

                                                  IMPORTANT: This Proxy
                                                  should be signed exactly
                                                  as your name appears on
                                                  your WEX stock
                                                  certificate. In the case
                                                  of joint tenants, both
                                                  should sign. Fiduciaries
                                                  should indicate full title
                                                  and authority. Corporation
                                                  should sign in full
                                                  corporate name by the
                                                  President or other
                                                  authorized officer.
                                                  Partnerships should sign
                                                  in partnership name by an
                                                  authorized person.